Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Independent Registered Public Accounting Firm” and “Financial Highlights” in the Prospectuses and “Independent Registered Public Accounting Firm and Financial Statements” in the Statement of Additional Information and to the incorporation by reference of our reports dated December 17, 2010 for Harbor Capital Appreciation Fund, Harbor Mid Cap Growth Fund, Harbor Small Cap Growth Fund, Harbor Large Cap Value Fund, Harbor Mid Cap Value Fund, Harbor Small Cap Value Fund, Harbor Small Company Value Fund, Harbor International Fund, Harbor International Growth Fund, Harbor Global Value Fund, Harbor Global Growth Fund, Harbor Target Retirement Income Fund, Harbor Target Retirement 2010 Fund, Harbor Target Retirement 2015 Fund, Harbor Target Retirement 2020 Fund, Harbor Target Retirement 2025 Fund, Harbor Target Retirement 2030 Fund, Harbor Target Retirement 2035 Fund, Harbor Target Retirement 2040 Fund, Harbor Target Retirement 2045 Fund, and Harbor Target Retirement 2050 Fund, and December 21, 2010 for Harbor High-Yield Bond Fund, Harbor Bond Fund, Harbor Real Return Fund, Harbor Money Market Fund, Harbor Commodity Real Return Strategy Fund, and Harbor Unconstrained Bond Fund (the Funds comprising the Harbor Funds) included in the Annual Reports to Shareholders for the fiscal year ended October 31, 2010, filed with the Securities and Exchange Commission, in this Post Effective Amendment No. 92 to the Registration Statement of the Harbor Funds (Form N-1A, No. 33-5852).

/s/    ERNST & YOUNG LLP

Chicago, Illinois

February 18, 2011